WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


<ARTICLE> 6
<CIK> 0000021832
<NAME> COLONIAL TRUST 1
<SERIES>
   <NUMBER> 1
   <NAME> COLONIAL HIGH YIELD SECURITIES FUND, CLASS D
<MULTIPLIER> 1000

